U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 4 TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PlushZone, Inc.,
             (Exact name of registrant as specified in its charter)

Delaware                              3942                         06-1584525
--------                              ----                         ----------
(State or other            (Primary Standard Industrial       (I.R.S. Employer
 jurisdiction               Classification Code Number)      Identification No.)
of incorporation
 or organization)

1111 Route 10, Suite 333, East Farmingdale, New York                      11735
----------------------------------------------------                      -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  631.249.2429
                    (Registrant's Telephone Number, Including
                                   Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
 -------------------------------    ----------------   ------------------    -------------------   ----------------

Common Stock, $.001 par value          8,100,000              $0.25             $2,025,000.00           $534.60

====================================================================================================================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

(boldface)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

See "Risk Factors" on pages 4 through 11 for factors to be considered before investing in the shares of our common stock.
(end boldface)

                             Preliminary Prospectus
                                PlushZone, Inc.,
                             a Delaware corporation

                        8,100,000 Shares of Common Stock

This prospectus relates to 8,100,000 shares of common stock of PlushZone, Inc., a Delaware corporation, which are issued and outstanding shares of our common stock acquired by the selling security holders. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. We will not receive any of the proceeds from the sale of those shares being offered.

(boldface)
See "Risk Factors" on pages 4 to 11 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
(end boldface)

                     Price to public       Underwriting discounts     Proceeds to issuer
                                              and commissions
                   -------------------     ----------------------    --------------------

Per share              $        0.25               $0.00                $        0.25

Total maximum          $2,025,000.00               $0.00                $2,025,000.00





                 The date of this prospectus is August 30, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

    Prospectus Summary ........................................................4
    Risk Factors...............................................................4
    Use of Proceeds...........................................................11
    Determination of Offering Price...........................................11
    Dilution..................................................................11
    Selling Security Holder...................................................11
    Plan of Distribution......................................................11
    Legal Proceedings.........................................................14
    Directors, Executive Officers, Promoters and Control Persons............. 14
    Security Ownership of Certain Beneficial Owners and Management............15
    Description of Securities.................................................16
    Interest of Named Experts and Counsel.....................................16
    Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities...........................................16
    Organization Within Last Five Years.......................................17
    Description of Business...................................................17
    Management's Discussion and Analysis of Financial Condition
                       and Results of Operations..............................18
    Description of Property.................................................. 19
    Certain Relationships and Related Transactions............................19
    Market for Common Equity and Related Stockholder Matters..................19
    Executive Compensation....................................................21
    Financial Statements......................................................21
    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.............................................22
    Legal Matters.............................................................22
    Experts...................................................................22
    Additional Information....................................................22
    Indemnification of Directors and Officers.................................22
    Other Expenses of Issuance and Distribution...............................23
    Recent Sales of Unregistered Securities...................................23
    Exhibits..................................................................24
    Undertakings..............................................................24
    Signatures    ............................................................25

Prospectus Summary
------------------

Our Business:       Our principal  business address is 1111 Route 10, Suite 333,
                    East  Farmingdale,  New York 11735;  our telephone number is
                    631.249.2429.

                    We are a developmental stage company and we intend to provide plush toys, stuffed animals, Indy caps and T-shirts, baseball caps, basketball caps, and football caps over the Internet worldwide. Our principal business activities are:

               o Create and update a website where customers can review, compare and ultimately purchase our products;

               o    promote, market and sell a our products over the Internet.

                    We have not yet generated any revenues from the sale of our products.

                    Our website displays pictures of the pre-packaged baskets of our products which we intend to sell and distribute.

Our State of        We were incorporated in Delaware on April 25, 2000.
Organization:

Number of Shares The selling security holders want to sell 8,100,000 shares Being Offered: of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of Shares    8,100,000  shares  of   our  common  stock  are  issued  and
Outstanding After   outstanding. We have no other securities issued.
the Offering:

Estimated use of    We  will not  receive any  of the proceeds  from the sale of
proceeds:           those shares being offered.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

(boldface)
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.
(end boldface)

We may not be successful in the  implementation  of our business strategy or our
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business strategy may not be successful,  either of which will impede our growth
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and operating results.
---------------------

Our business strategy involves the implementation and operation of our website from which our products will be retailed. Our ability to implement this business strategy is dependent on our ability to:

     o Develop and continually update a functional, user-friendly website through which our products can be sold;
     o Procure and continue licensing agreements with providers of our products;
     o Identify and pursue mediums through which we will be able to market our products; and
     o Manage growth by managing administrative overhead and distribution costs.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will be successful. In assessing our ability to meet these challenges, a potential investor should take into account our the lack of operating history and brand recognition, our management's inexperience, the competitive conditions existing in our industry and general economic conditions and consumer discretionary spending habits. Our future growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

The market for Internet-related  products and services is characterized by rapid
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technological   change,   changing   customer   needs,   frequent   new  product
--------------------------------------------------------------------------------
introductions and evolving industry standards.
---------------------------------------------

We intend on becoming an Internet based provider of pre-packaged plush items, stuffed animals and sports caps. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products. Our success will also partially depend on our ability to develop and expand our website.

Our success is partially dependent on an increase in the use of the Internet for electronic commerce ("e-commerce"). If the markets for Internet or e-commerce do not continue to develop, our business and financial condition may be adversely affected. The Internet e-commerce market is new and rapidly evolving, and the effectiveness of e-commerce cannot be accurately measured. As a result, demand and market acceptance for the Internet and e-commerce is uncertain and may not increase as necessary for our business to increase or succeed. The use of
e-commerce, particularly by companies that have historically relied on traditional methods of selling their products and services, requires the acceptance of a new method of conducting business, exchanging information and completing commercial transactions. If the Internet or e-commerce fails to develop or develops more slowly than we expect, our business could be adversely affected.

There can be no assurance that any of our new or proposed products or services will achieve market acceptance. Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technologic change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards. Additionally, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve acceptance by those customers. In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our website, which, in turn, could have a material adverse effect upon our business, results of operations or financial condition. If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

We face numerous  operational  risks associated with a new and unproven business
--------------------------------------------------------------------------------
system.
------

We have designed a new business system that is substantially dependent on a complex order fulfillment and product delivery system. The success of our business heavily rests upon whether we can effectively fulfill our obligation to our customers by providing them with both low-priced products and efficient delivery. The success of our system in a high order volume environment has yet to be proven. We cannot assure you that our business system will be able to accommodate a significant increase in the number of customers and orders. If we are unable to effectively accommodate substantial increases in customer orders, we may lose existing customers or fail to attract new customers. Additionally, the efficient and timely execution of our business system is critical to consumer acceptance of our services. If we are unable to meet customer demand or service expectations as a result of operational issues, our ability to develop customer relationships that result in repeat orders will be adversely affected.

We may be subject to  government  regulation of the Internet and face many legal
--------------------------------------------------------------------------------
uncertainties.
-------------

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to commerce on the Internet. Because of the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing and characteristics and quality of products and services.

Several telecommunications carriers are attempting to have telecommunications over the Internet regulated by the Federal Communications Commission ("FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service, local telephone carriers have petitioned the FCC to regulate Internet Service Providers ("ISPs") and Online Service Providers ("OSPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If the request relief is granted, the costs of communicating on the Internet could increase substantially, potentially reducing the growth in use of the Internet, which could in turn decrease the demand for our productions, products and services.

Because of the global nature of the Internet, it is possible that, although transmissions by us over the Internet originate primarily in the state of New York, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such law, or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations, and financial condition.

Our relationships  with our customers may be adversely  affected if the security
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measures that we use to protect their personal information,  such as credit card
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numbers, are ineffective.
------------------------

Any breach in our website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Because we rely primarily on on-line credit card payment for our services, we risk fraudulent credit card transactions; a failure to adequately control such transactions would harm our net sales and results of operations because we do not carry insurance against this risk. We utilize technology to help us detect the fraudulent use of credit card information. Nonetheless, we may suffer losses as a result of orders placed with fraudulent credit card data, even though the associated financial institution approved payment of the orders. Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder's signature. Because we have no operating history, we cannot predict our future levels of bad-debt expense.

There are significant risks associated with license agreements.
--------------------------------------------------------------

License agreements with manufacturers of our products will generally require minimum guarantees, obligating us to make specified royalty payments regardless of sales. If we need to fund significant additional royalty advances and fulfill guarantees of minimum royalty payments, it will place greater pressure on our liquidity. As such, if we enter into such agreements and are unable to fulfill the minimum guarantee, the resultant loss of revenues may have an adverse effect on our financial condition and results of operation. Additionally, we cannot ensure that we will be able to procure license agreements on terms agreeable to us, or renew license agreements once procured, or that such licenses will not be terminated. There also can be no assurance that the procurement of licenses or obtaining of additional licenses for characters or trademarks can be effected on commercially reasonable terms. License agreements we enter into may limit both the products that can be distributed thereunder and the territories and markets in which such products may be marketed. Generally, license agreements require licensor approval before any merger or reorganization involving the licensee, certain stock sales or assignment of the license. Certain license agreements require licensor approval of management changes. In addition, licensors typically have the right to approve, at their sole discretion, the products developed and distributed by the Company and the third party manufacturer of such products. Such license agreements sometimes allow the licensor the right to set prices. Obtaining such approvals may be time consuming and could adversely affect the timing of the introduction of new products. Certain of our significant licenses may be non-exclusive. Licenses that overlap our licenses with respect to products, geographic areas and markets may and will likely be granted to our competitors, which may adversely affect our product sales.

We may be dependent on concepts, technologies and other intellectual property rights licensed from third parties, such as rights to trademarks for certain of our proprietary products. For each of these proprietary products and product lines, we will typically enter into a license agreement with the owner of the intellectual property to permit us to use the intellectual property. These license agreements typically require us to make royalty payments to the licensor based on the net sales of the product incorporating the licensed property. There can be no assurance that we will be able to procure new license agreements, renew license agreements once procured on commercially reasonable terms, or at all, or that such license agreements will not be terminated. Our license agreements may contain restrictions on products manufactured and permitted sales territories, and may give the licensor the right to approve the manufacturer to be utilized by us to produce the product.

In addition to rights licensed from third parties, we will rely on a combination of design patent, copyright, trademark and trade secret protection and non-disclosure agreements with employees to establish and protect the proprietary rights that we have in the products we distribute. There can be no assurance that our competitors will not independently develop or acquire proprietary technologies that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our proprietary rights will be adequate to do so. The ability of our competitors to develop or acquire technologies or other proprietary rights equivalent or superior to ours or that our inability to enforce our proprietary rights could have a material adverse affect our results of operation.

Though we do not believe that any of the products we agree to distribute will infringe on the proprietary rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to the products we will distribute. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

We are subject to numerous general risks associated with our anticipated foreign
--------------------------------------------------------------------------------
operations.
----------

Foreign operations are generally subject to risks such as transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, changes in governmental policies, restrictions on the transfer of funds, currency fluctuations and potentially adverse tax consequences. There can be no assurance that such events will not occur and any growth of our international operations will subject us to greater exposure to risks of foreign operations. The occurrence of such an event would have a material adverse effect on our business results.

Our ability to successfully  develop,  market and sell our products is uncertain
--------------------------------------------------------------------------------
because our management does not have any experience in conducting our business.
------------------------------------------------------------------------------

Our management team, specifically, James Butler and Stacey Butler, lacks experience in the development, marketing and distribution of our products. Moreover, our management team lacks experience in website development and distributing products over the Internet. Our failure to successfully attract customers to our products will significantly affect our ability to generate revenues. We cannot guaranty, given our management team's lack of experience, that we will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful. If our management team is unable to overcome their lack of experience, our operating results and financial condition will suffer.

Changing consumer preferences will require periodic product introduction.
------------------------------------------------------------------------

As a result of changing consumer preferences, many toys are successfully marketed for only one or two years. There can be no assurance that any of our products or any of our product lines will continue to be popular for any significant period of time or that new products and product lines we introduce will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success will be dependent upon our ability to enhance existing product lines and develop new products and product lines. Our failure to introduce new products and product lines and to achieve and sustain market acceptance for such products and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We may be subject to product  liability  claims for our products and are subject
--------------------------------------------------------------------------------
to federal regulation.
---------------------

Products that we sell may expose us to potential liability from personal injury claims by end-users of such products. We are currently not involved in any legal proceedings and claims incident to the normal conduct of our business. We do not currently maintain product liability insurance coverage, but should our license agreements require we carry specified types and amounts of insurance, we hope procure such insurance as required. However, there can be no assurance that we will be able to either procure or maintain such coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against any potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects. We believe that the products we choose to license will meet all applicable safety standards.

The United States Consumer Products Safety Commission ("CPSC") has the authority under certain federal laws and regulations to protect consumers from hazardous goods. The CPSC may exclude from the market goods it determines are hazardous, and may require a manufacturer to repurchase such goods under certain circumstances. Some state, local and foreign governments have similar laws and regulations. In the event that such laws or regulations change or we are found in the future to have violated any such law or regulation, the sale of the relevant product could be prohibited and we could be required to repurchase such products.

We face intense  competition and our inability to successfully  compete with our
--------------------------------------------------------------------------------
competitors will have a material adverse effect on our results of operation.
---------------------------------------------------------------------------

The toy industry and the sports cap industry are highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. In addition, the toy industry and the sports cap industry have certain barriers to entry. Competition is based primarily on the ability to design and develop new toys and caps, procure licenses for popular characters and trademarks, and successfully market products. Many of our competitors, including our potential licensors, offer similar products or alternatives to our products. Licenses that overlap our licenses with respect to products, geographic areas and markets have been and may continue to be granted to our competitors. Certain of our potential licensors, may and likely will distribute competing products through proprietary retail outlets and various other mediums. Our retail products will compete with other products for the on-line retail market. There can be no assurance that we will procure an on-line retail market that will be available to support the products we will offer or allow us to seek expansion of our products and product lines. There can be no assurance that we will be able to compete effectively in this marketplace.

If we  experience  problems  in  our  distribution  operations,  we  could  lose
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customers.
---------

We will rely upon third-party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with such carriers' ability to provide delivery services to meet our shipping needs. In addition, failure to deliver products to our customers in a timely and accurate manner would damage our reputation and brand. We also depend upon temporary employees to adequately staff our distribution facilities, particularly during the holiday shopping season. If we do not have sufficient sources of temporary employees, we could lose customers.

Because we will likely  experience  seasonal  fluctuations in our net sales, our
--------------------------------------------------------------------------------
quarterly  results  will  fluctuate  and  our  annual  results  could  be  below
--------------------------------------------------------------------------------
expectations.
------------

We expect to experience seasonal fluctuations in our net sales. These seasonal patterns will cause quarterly fluctuations in our operating results. In particular, a disproportionate amount of our net sales will likely be realized during the holiday season occurring in the fourth calendar quarter. If our net sales fall below seasonal expectations during this quarter, our annual operating results could be below our expectations. Due to our lack of operating history, it is difficult to predict the seasonal pattern of our sales and the impact of such seasonality on our business and financial results.

Intellectual  property  claims  against  us can be costly  and could  impair our
--------------------------------------------------------------------------------
business.
--------

Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any past or future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we are unable to acquire or retain the necessary web domain names,  our brand
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and reputation could be damaged and we could lose customers.
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We may be unable to acquire or maintain web domain names relating to our business in the United States and other countries in which we may conduct business. As a result, we may be unable to prevent third parties from acquiring and using domain names relating to our brand. Such use could damage our brand and reputation and take customers away from our website. We currently hold the domain name "plushzone.com". The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the current exclusive registrar for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system which is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names.

Our net sales could decrease if we become subject to sales and other taxes.
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A number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of goods and services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce, and could adversely affect our ability to derive financial benefit from such activities. In addition, a number of countries have announced, or are considering, additional regulation in many of the foregoing areas. Those laws and regulations, if enacted in the United States or elsewhere, could have a material adverse effect on our business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our products and services violate such laws. Any such new legislation or regulation in the United States or elsewhere or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results, and financial condition.

If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our products, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes for physical shipments of goods into states other than New York. However, one or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us. In addition, any new operation in states outside New York could subject our shipments in such states to state sales taxes under current or future laws. If we become obligated to collect sales taxes, we will need to update our system that processes customers' orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. These upgrades will increase our operating expenses. In addition, our customers may be discouraged from purchasing products from us because they have to pay sales tax, causing our net sales to decrease. As a result, we may need to lower prices to retain these customers.

We have no operating  history upon which an  evaluation  of our prospects can be
--------------------------------------------------------------------------------
made.
----

We were incorporated on April 25, 2000. Since our incorporation we have focused on developing the operating model of our business. We have not yet initiated our commercial services. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered by internet-based businesses and the toy industry in general. The continued development of our products and services involves significant risks, which our combination of experience, knowledge and careful evaluation may not be able to overcome. These risks and difficulties include, but are not limited to:

     o    An unproven business system;
     o    Lack of sufficient customers, revenue or cash flow;
     o    Difficulties in managing rapid growth;
     o    High capital expenditures; and
     o    Lack of widespread acceptance of Internet commerce.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that unanticipated problems will not occur which would result in material delays in our operations. There can be no assurance that we will be able to achieve profitable operations.

We anticipate that we will depend on third-party providers and key vendors.
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We will rely solely on third-party providers for the products we offer for retail on our website, as well as for all delivery orders. We may become dependent upon various other third parties for one or more significant services required for the implementation and execution of our business, which services will be provided to our business pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain third parties may be limited, our inability, for economic or other reasons, to receive services from providers or to obtain similar products or services from additional providers could have a material adverse effect on our business.

Our  Certificate  of  Incorporation  limits the  liability  of our  officers and
--------------------------------------------------------------------------------
directors.
---------

Article Six of our Certificate of Incorporation includes a provision eliminating or limiting the personal liability of our directors to the Company and its shareholders for damages for breach of fiduciary duty as a director. Moreover, the Delaware General Corporation Law provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.


      DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

(boldface)
Insofar as  indemnification  for  liabilities  resulting from  violations of the
Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
(end boldface)

Our  officers  and  directors  are engaged in other  activities  that could have
--------------------------------------------------------------------------------
conflicts with our business interests.
-------------------------------------

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors engage in other activities which may potentially conflict with their responsibilities to us. Specifically, James Butler, our President, Chief Executive Officer and a member of our Board of Directors, is currently employed as a mechanic. Although he has committed to devote time to us in developing our business, his other responsibilities may interfere with his ability to devote significant time and attention to us. Stacey Butler, our Secretary, Chief Financial Officer and a member of our Board of Directors, is currently employed as a teacher's assistant. Although she has committed to devote time to us in developing our business, her other responsibilities may interfere with her ability to devote significant time and attention to us. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Our officers and directors, however, believe that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business.

Our  common  stock may be subject to penny  stock  regulation  which may make it
--------------------------------------------------------------------------------
difficult for investors to sell their stock.
-------------------------------------------

The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

We are  registering  all of the issued and  outstanding  shares of common stock,
--------------------------------------------------------------------------------
including those shares owned by our officers and directors. The selling security
--------------------------------------------------------------------------------
holders,  including our officers and directors,  may sell all of their shares as
--------------------------------------------------------------------------------
soon as  possible,  which could  significantly  decrease the price of our common
--------------------------------------------------------------------------------
stock and reduce our officers' and directors' desire to see us succeed.
----------------------------------------------------------------------

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors  Used to  Determine  Share  Price.  The selling  security  holders  have
-----------------------------------------
determined that $0.25 per share is a reasonable maximum offering price. We will not receive any of the proceeds from the sale of such shares. If a market develops for the shares, we may file a post-effective amendment, on behalf of the selling security holders, that changes the price of the shares to an at-the-market price. In the event a market for the shares develops, the offering price will be determined by market factors and the independent decisions of the selling security holders. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

================================================================================
          Name of Selling Security Holder            Shares of Common Stock
          -------------------------------            ----------------------

James Butler, President, Chief Executive Officer
and a Director                                              3,050,000

Stacey Butler, Secretary, Chief Financial Officer
and a Director                                              2,050,000

Edward Bollinger                                              200,000

Dawn Chiarelli                                                150,000

Dwayne Johnson                                                150,000

Robert Sforza                                                 140,000

Michael Bozzo                                                 130,000

Peggy Franco                                                  125,000

Camille Marano                                                120,000

Maureen Mulvey                                                120,000

Michele Zanazzi                                               110.000

Angelo Pantazis                                               100,000

Christie Arculeo                                              100,000

Marc Tyree                                                    100,000

Steve Trook                                                   100,000

Susanne McErlean                                              100,000

Michael Sforza                                                 95,000

Anthony Paduano                                                90,000

Kimberly Wessner                                               90,000

Patricia Szforza                                               90,000

Craig Reed                                                     85,000

Darien Johnson                                                 80,000

Jennifer Costa                                                 80,000

Shelby Block                                                   80,000

Christopher Poletti                                            75,000

Courtney Dobbins                                               75,000

Steven Farrell                                                 70,000

Steven Halpin                                                  65,000

Lamar Smith                                                    60,000

Patrick Paduano                                                60,000

Anthony Paduano III                                            60,000

David Galietta                                                 50,000

Gregory Franco                                                 50,000
============================================================================

Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders will initially offer their shares for sale at the maximum price of $0.25 per share. If a market develops for our common stock, we may file a post-effective amendment that changes the price of the common stock to an at-the-market price. The shares will not be sold in an underwritten public offering.

The selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders may be deemed to be underwriting commissions or discounts.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the shares being registered in the Registration Statement.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holderand any affiliated purchasers or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors.  We are dependent on the efforts and abilities
--------------------------------
of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

        =============================================================================
        Name                 Age    Position
        ---------------     -----   -------------------------------------------------
        James P. Butler      29     President, Chief Executive Officer and a Director

        Stacey Butler        29     Secretary, Chief Financial Officer and a Director
        =============================================================================

James P. Butler.  Mr. Butler is our  President,  Chief  Executive  Officer and a
---------------
director. Mr. Butler manages all aspects of our operations, including negotiating agreements with product manufacturers and suppliers as well as marketing and sales of our products. Mr. Butler has worked as a mechanic for the following companies: M&R Auto Repairs from 1990 to 1994; Transervice Lease Corp. from 1994 to 1995; Mobile from 1995 to 1996; Midas from 1997 to 1999; Medford Tire from 1999 to 2000; Mobil from May, 2000 to September, 2000; and Millenium Service from September, 2000 to the present. From 1996 to 1997, Mr. Butler worked as a driver for Corporate Limo. Mr. Butler has not been a director of any reporting company.

Stacey L. Butler.  Ms. Butler is our Secretary,  Chief  Financial  Officer and a
----------------
director. Ms. Butler is responsible for our day-to-day operations and the development of new and innovative models to improve customer service and our business management. Ms. Butler has been involved in social work and child-care for the last ten years and has extensive hand-on knowledge of plush toys, stuffed animals and related products through her infant care experience and will translate her experience to the development of our user-friendly website and related marketing efforts. Ms. Butler studied Early Education at St. Joseph's College. She also graduated with an AAS in Social Work from Suffolk Community College. From 1989 to 1991, Ms. Butler worked in sales at K-Mart. From 1991 to 1992, Ms. Butler worked as a nanny. From 1998 to 1999, Ms. Butler worked as Head Supervisor at Lemore's Hallmark. From February, 2000 to June, 2000, Ms. Butler worked as a Teacher's Assistant for Tutor Time. From June, 2000 to the present, Ms. Butler has worked as a Teacher's Assistant at Childtime. Ms. Butler has not been a director of any other reporting company.

James P. Butler and Stacey L. Butler are husband and wife.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 1, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class           Name and Address of                     Amount and Nature of     Percent of Class
                         Beneficial Owner                        Beneficial Owner
-------------------      -----------------------------------     ---------------------    -------------------
Common                   James Butler                            5,100,000                       62.9%
                         11 Hayward Street, Patchogue, New
                         York 11772

Common                   Stacey Butler                           5,100,000                       62.9%
                         11 Hayward Street, Patchogue, New
                         York 11772

James Butler and Stacey Butler are husband and wife. Therefore, Mr. and Mrs. Butler beneficially own, in the aggregate, 5,100,000, or 62.9%, of our issued and outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any  arrangements  which may
------------------
result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of October 1, 2001, 8,100,000 shares of our common stock were issued and outstanding. As of October 1, 2001, none of our preferred stock was issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend  Policy.  We have never declared or paid a cash dividend on our capital
----------------
stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
--------------------------------------------------------------------------------
Liabilities
-----------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification   Agreements.   We   anticipate   that   we  will   enter   into
----------------------------
indemnification agreements with each of our executive officers. If we do enter into such agreements, we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

(boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable. (end boldface)

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. We did not use the services of promoters.
---------------------------

Description of Business
-----------------------

Our Background.  PlushZone,  Inc, was  incorporated  pursuant to the laws of the
--------------
State of Delaware on April 25, 2000, under the name "i-playsports.com." We changed the name of the company to "PlushZone, Inc." in March, 2001.

Our Business.  We are a developmental stage company and we intend to provide our
------------
products, including our plush toys, worldwide. Our principal business activities will be:

     o creating and updating a website where customers can review, compare and ultimately purchaseour products. Our website displays pictures of the pre-packaged baskets of plush products, stuffed animals and sports caps, which we intend to sell and distribute;

     o    promoting, marketing and selling our products over the Internet.

We have not yet generated any revenues from the sale of our products.

Products  and  Services.  We intend on retailing  pre-packaged  baskets of plush
-----------------------
products, stuffed animals and sports caps and making them available to the retail consumer.

Our  Website.  Our website  displays  pictures of the products we will offer for
------------
sale. If we generate revenues, we intend to further develop our website to market our products. If we generate significant revenues from the sale of our products, we plan to expand and design our website to function as a digital community for consumers. A community website allows interaction and exchange of information between consumers. For example, our digital community website would allow consumers and collectors to interact regarding new products and collectibles.

Internet Advertising. If we generate significant revenues, we anticipate that we
--------------------
will expand and develop our website as a market for consumers and collectors of plush toys. If we develop our website as we anticipate, we believe that we will be able to generate advertising revenues from companies which have complementary products and desire to advertise on our website. However, we have not developed a business model relating to such advertising, and we do not anticipate attracting any advertising revenue from complementary products until we have significantly expanded and further developed our website to function as a digital community for consumers. This will not occur until and unless we generate revenues from our website, which has not yet occurred.

Our Target  Markets and Marketing  Strategy.  We believe that our primary target
-------------------------------------------
market will consist of individuals and collectors of plush products and stuffed animals. We anticipate that we will market and promote our website on the Internet. Our marketing strategy is to promote our products and attract individuals and collectors to our website. Our marketing initiatives are merely proposals and, thus, have not yet been commenced. We anticipate that our marketing initiatives will include:

     o utilizing direct-response print advertisements placed primarily in toy collector magazines and special interest magazines;
     o    providing links to related industry websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail;
     o    maintaining a presence at toy industry tradeshows; and
     o entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users, because the users of other websites may visit our website as a result of those links or banner advertisements.

Growth Strategy.  Our objective is to become a recognized  Internet  provider of
---------------
reasonably priced products. Our strategy is to provide clients with exceptional personal service and low-cost products. As noted above, however, our marketing proposals are, at this point, merely proposals and have not yet been commenced. Key elements of our strategy include plans to:

     o negotiate distribution agreements with third-party manufacturers for our products;
     o    continue to expand our website;
     o    increase the number of Internet users to our website;
     o    increase our relationships with third-party providers of our products;
     o    provide additional services for consumers; and
     o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development.

Our  Competition.  See  the  Risk  Factors  section  of  this  prospectus  for a
----------------
discussion on the competition we currently face or may face in the future.

Proprietary  Rights.  See the Risk  Factors  section  of this  prospectus  for a
-------------------
discussion on the intellectual property issues we face in our business.

Our Research and Development.  We are not currently  conducting any research and
----------------------------
development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.

Government  Regulation.  See the Risk Factors  section of this  prospectus for a
----------------------
discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees.  As of October 1, 2001, we have no employees other than our officers.
---------
We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities.  Our executive,  administrative and operating offices are located at
----------
1111 Route 10, Suite 333, East Farmingdale, New York 11735. We lease our facilities for $250.00 per month under a one year lease. The lease agreement is secured personally by James P. Butler, our President, Chief Executive Officer and a member of our Board of Directors.

Management's  Discussion  and  Analysis of  Financial  Condition  and Results of
--------------------------------------------------------------------------------
Operations
----------


Liquidity and Capital Resources.  We were incorporated on April 25, 2000 and our
-------------------------------
only material expense has been legal fees of approximately $15,000.00. From inception (April 25, 2000) to June 30, 2002, we experienced a net loss of $44,470.00. Our only current sources of capital are the proceeds from this offering and cash currently maintained in our bank accounts. We will require additional financing; however, there is no assurance that such additional financing will be available. During the period from April 25, 2000 (inception) to June 30, 2002, we received $30,000.00 as proceeds from subscriptions for shares. After payment of development and operating expenses, we had cash and cash equivalents of $680.00 at June 30, 2002.

Results of Operations. We have not yet realized any revenue from operations from
---------------------
formation through June 30, 2002. Our operating expenses as of June 30, 2002 of approximately $44,470.00 consisted of: bad debt expense; bank charges; consulting services expense; lease payments; professional fees; office supplies and expense; and telephone and utilities.


Our Plan of  Operation  for the Next Twelve  Months.  We intend to initiate  our
---------------------------------------------------
distribution efforts for our products. We hope to negotiate manufacturing agreements with subcontractors and packagers.


There can be no assurance that additional funding will be available under favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of the products we intend to retail. We believe that we are poised to maintain our long-term liquidity. This is based upon cash flow projections prepared by us. We believe we have raised enough capital to allow us to meet our financial obligations for a period of at least twelve (12) months from December 31, 2001. However, our forecast for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could fail as a result of a number of factors.


Our plan of operation for the next 12 months depends on raising sufficient capital to complete our marketing and manufacturing requirements.

Description of Property
-----------------------

Property held by Us. As of the date  specified in the following  table,  we held
-------------------
the following property:


Property        December 31, 2000        December 31, 2001      June 30, 2002
-------------   ---------------------    -------------------    ----------------
Cash            $13,800.00               $730.00                $680.00

Our Facilities.  We currently lease  facilities  located at 1111 Route 10, Suite
--------------
333, East Farmingdale, New York 11735. We lease our facilities for $250.00 per month under a one year lease. The lease agreement is secured personally by James
P. Butler, our President, Chief Executive Officer and a member of our Board of Directors.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts  Related to Other  Business  Activities.  The  persons  serving as our
-------------------------------------------------
officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. Specifically, James Butler, our President, Chief Executive Officer and a member of our Board of Directors, is currently employed as a mechanic. Although he has committed to devote time to us in developing our business, his other responsibilities may interfere with his ability to devote significant time and attention to us. Stacey Butler, our Secretary, Chief Financial Officer and a member of our Board of Directors, is currently employed as a teacher's assistant. Although she has committed to devote time to us in developing our business, her other responsibilities may interfere with her ability to devote significant time and attention to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will  attempt to resolve any such  conflicts  of  interest in our favor.  Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.


Stock issued to current officers. During the period April 25, 2000, through June
--------------------------------
30, 2002, we issued 5,100,000 shares of our common stock to our current officers and directors for services rendered to us which we valued at $5,100. Our Board of Directors does not have an independent compensation committee.

Advance of funds to former  officer and  director.  During the period  April 25,
-------------------------------------------------
2000 (our inception date) through June 30, 2002, we advanced funds to a former officer and director of the company in the net amount of $8,050. That person is no longer affiliated with us and we have written off these funds as uncollectible in a prior year.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security  Holders.  Our  securities are not listed for trading on any
----------------------------
exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty-two (32).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation.  Shares of our common stock are subject to rules adopted
----------------------
by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.


Summary  Compensation Table. The table set forth below summarizes the annual and
---------------------------
long-term compensation for services in all capacities to us payable to our President and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2003. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.


=========================================================================================================
Name and Principal Position        Year      Annual      Bonus ($)       Other Annual         All Other
                                           Salary ($)                  Compensation ($)      Compensation
-------------------------------    ----    ----------    ---------     ----------------      ------------
James P. Butler
President, Chief Executive         2001       None          None             None                None
Officer, Director

Stacey L. Butler
Secretary, Chief Financial         2001       None          None             None                None
Officer, Director
==========================================================================================================

Compensation of Directors.  Our directors who are also our employees  receive no
-------------------------
extra compensation for their service on our Board of Directors.


Compensation  of Officers.  As of June 30, 2002,  our officers  have received no
-------------------------
cash compensation for their services provided to us, but have received 5,100,000 shares of our common stock for services rendered valued at $5,100.00.


Employment Contracts. We anticipate that we will enter into employment contracts
--------------------
with James P. Butler and Stacey L. Butler.

Financial Statements
--------------------

                                 PLUSHZONE, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS

                                  JUNE 30, 2002

                                 PLUSHZONE, INC.
                          (a development stage company)

                                    CONTENTS





                                                                     PAGE
                                                                     ----

Financial Statements (Unaudited)

     Balance Sheet                                                    F-3

     Statements of Operations                                         F-4

     Statements of Cash Flows                                         F-5

     Notes to Financial Statements                                    F-6

                                 PLUSHZONE, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2002

                                   (UNAUDITED)

                                     ASSETS
                                     ------

Current assets
   Cash                                                        $          680
   Other current assets                                                     -
                                                               ----------------

       Total current assets                                               680

Other assets                                                                -
                                                               ----------------

          Total assets                                         $          680
                                                               ================



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
   Accounts payable and accrued expenses                       $        3,250
                                                               ----------------

       Total current liabilities                                        3,250

Commitments and contingencies

Stockholders' Deficit
    Preferred stock, $.001 par value;
       Authorized shares -- 5,000,000
       Issued and outstanding shares -- 0                                   -
    Common stock, $.001 par value;
       Authorized shares -- 50,000,000
       Issued and outstanding shares -- 8,100,000                       8,100
    Additional paid-in capital                                         33,800
    Deficit accumulated during the development stage                  (44,470)
                                                               ----------------

       Total stockholders' deficit                                     (2,610)
                                                               ----------------

          Total liabilities and stockholders' deficit          $          680
                                                               ================







                 See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                         THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,         APRIL 25, 2000
                                    ------------------------------------    ------------------------------------    (INCEPTION) -
                                          2002                2001                2002                2001           JUNE 30, 2002
                                    ----------------    ----------------    ----------------    ----------------    ---------------

Net revenues                        $            -      $            -      $            -      $            -      $           -

Operating expenses
   Bad debt expense                              -                   -                   -                   -              8,050
   Consulting services                           -               1,880                   -               1,880              6,980
   Occupancy                                   900                 869               1,800               1,869              5,169
   Office expense                               25               1,683                  50               1,683              3,239
   Professional fees                         1,500               1,802               3,000               7,147             21,032
                                    ----------------    ----------------    ----------------    ----------------    ---------------

    Total operating expenses                 2,425               6,234               4,850              12,579             44,470
                                    ----------------    ----------------    ----------------    ----------------    ---------------

Loss from operations                        (2,425)             (6,234)             (4,850)            (12,579)           (44,470)

Provision for income tax
expense (benefit)                                -                   -                   -                   -                  -
                                    ----------------    ----------------    ----------------    ----------------    ---------------

Net loss/Comprehensive loss         $       (2,425)     $       (6,234)     $       (4,850)     $      (12,579)     $     (44,470)
                                    ================    ================    ================    ================    ===============

Net loss/comprehensive loss
per common share-- basic
and diluted                         $            -      $            -      $            -      $            -      $           -
                                    ================    ================    ================    ================    ===============

Weighted average of common
shares-- basic and diluted               8,100,000           8,100,000           8,100,000           8,100,000          7,720,000
                                    ================    ================    ================    ================    ===============
















                 See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                    SIX  MONTHS ENDED JUNE 30,         APRIL 25, 2000
                                                              ------------------------------------      (INCEPTION) -
                                                                    2002                2001            JUNE 30, 2002
                                                              ------------------------------------    ----------------

Cash flows from operating activities
   Net loss                                                   $       (4,850)     $      (12,579)     $      (44,470)
   Adjustments to reconcile net loss to net cash used in
     operating activities
    Cost of services paid with common stock                                -                   -               5,100
    Expenses contributed by officer                                    3,550                   -               6,800
    Bad debt expense                                                       -                   -               8,050
    Changes in operating assets and liabilities
       Decrease in prepaid expense                                         -               2,345                   -
       (Increase) in other receivables                                     -                   -              (8,050)
       Increase (decrease) in accounts payable
         and accrued expenses                                          1,250              (1,750)              3,250
                                                              ----------------    ----------------    ----------------

       Net cash provided (used) by operating activities                  (50)            (11,984)            (29,320)

Cash flows from investing activities                                       -                   -                   -
                                                              ----------------    ----------------    ----------------

       Net cash provided (used) by investing activities                    -                   -                   -

Cash flows from financing activities
   Proceeds from issuance of common stock                                  -                   -              30,000
                                                              ----------------    ----------------    ----------------

          Net cash provided by financing activities                        -                   -              30,000
                                                              ----------------    ----------------    ----------------

Net increase (decrease) in cash                                          (50)            (11,984)                680

Cash, beginning of period                                                730              13,800                   -
                                                              ----------------    ----------------    ----------------

Cash, end of period                                           $          680      $        1,816      $          680
                                                              ================    ================    ================

Supplemental disclosure of cash flow information
    Income taxes paid                                         $            -      $            -      $            -
                                                              ================    ================    ================
    Interest paid                                             $            -      $            -      $            -
                                                              ================    ================    ================





                 See accompanying notes to financial statements.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002

                                   (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

     Plushzone, Inc. (the "Company") was incorporated in the state of Delaware on April 25, 2000 under the name "I-playsports.com". The name became Plushzone, Inc. in March 2001. The Company promotes, markets, and sells a wide range of Plush ("stuffed") toys and related products via the Internet. The Company is headquartered in East Farmingdale, New York.


NOTE 2 - BASIS OF PRESENTATION
------------------------------

     The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for the years ended December 31, 2002 and 2001. These financial statements and the related notes should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2001 included in the Company's annual report on Form 10-KSB.


NOTE 3 - CONTINGENCIES
----------------------

     As shown in the accompanying financial statements, the Company has incurred a net operating loss of $44,470 since inception through June 30, 2002.

     The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 4 - COMMON STOCK
---------------------

     On December 31, 2000, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on June 5, 2000, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002

                                   (UNAUDITED)

NOTE 4 - COMMON STOCK (continued)
---------------------------------

     During the period April 25, 2000 (inception) through December 31, 2001, the Company also issued 5,100,000 shares of its common stock to its current officers for services rendered and valued at $5,100.

                                 PLUSHZONE, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                 PLUSHZONE, INC.
                          (a development stage company)

                                    CONTENTS





                                                                     PAGE
                                                                     ----

Independent Auditor's Report                                         F-10

Financial Statements:

     Balance Sheet                                                   F-11

     Statements of Operations                                        F-12

     Statements of Changes in Stockholders' Deficit                  F-13

     Statements of Cash Flows                                        F-14

     Notes to Financial Statements                                   F-15

                          Independent Auditor's Report



To the Stockholders of
Plushzone, Inc.


     I have audited the accompanying balance sheet of Plushzone, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2001 and for the period April 25, 2000 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plushzone, Inc. (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 and for the period April 25, 2000 (inception) through December 31, 2001 in conformity with generally accepted accounting principles in the United States.



                                                      /s/ Quintanilla
                                                      A Professional Accountancy
                                                      Corporation
                                                      Irvine, California


                                                      February 15, 2002

                                 PLUSHZONE, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2001



                                     ASSETS
                                     ------

Current assets
    Cash                                                     $           730
    Other current assets                                                   -
                                                             ---------------

       Total current assets                                              730

Other assets                                                               -
                                                             ---------------

       Total assets                                          $           730
                                                             ===============



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
    Accounts payable and accrued expenses                    $         2,000
                                                             ---------------

       Total current liabilities                                       2,000

Contingencies

Stockholders' Deficit
    Preferred stock, $.001 par value;
       Authorized shares -- 5,000,000
       Issued and outstanding shares -- 0                                  -
    Common stock, $.001 par value;
       Authorized shares -- 50,000,000
       Issued and outstanding shares -- 8,100,000                      8,100
    Additional paid-in capital                                        30,250
    Deficit accumulated during the development stage                 (39,620)
                                                             ---------------

       Total stockholders' deficit                                    (1,270)
                                                             ---------------

          Total liabilities and stockholders' deficit        $           730
                                                             ===============







                 See accompanying notes to financial statements

                                 PLUSHZONE, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS





                                                            YEAR ENDED DECEMBER 31,           APRIL 25, 2000
                                                           ------------------------            (INCEPTION) -
                                                           2001                2000          DECEMBER 31, 2001
                                                           ----                ----          -----------------
Net revenues                                         $            -      $            -      $            -

Operating expenses
   Bad debt expense                                               -               8,050               8,050
   Consulting services                                        1,880               5,100               6,980
   Legal and professional fees                                8,397               9,635              18,032
   Occupancy                                                  3,369                   -               3,369
   Office expense                                             2,019               1,170               3,189
                                                     ----------------    ----------------    -----------------

       Total operating expenses                              15,665              23,955              39,620
                                                     ----------------    ----------------    -----------------

Loss from operations                                        (15,665)            (23,955)            (39,620)

Provision for income tax expense (benefit)                        -                   -                   -
                                                     ----------------    ----------------    -----------------

Net loss/comprehensive loss                          $      (15,665)     $      (23,955)     $      (39,620)
                                                     ================    ================    =================

Net loss/comprehensive loss per common share --
basic and diluted                                    $            -      $            -      $            -
                                                     ================    ================    =================

Weighted average of common shares -- basic and
diluted                                                   8,100,000           6,774,000           7,601,000
                                                     ================    ================    =================

















                 See accompanying notes to financial statements

                                 PLUSHZONE, INC.
                          (a development stage company)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

              APRIL 25, 2000 (INCEPTION) THROUGH DECEMBER 31, 2001



                                              Common Stock             Additional
                                              ------------               Paid-In       Accumulated
                                         Shares          Amount          Capital         Deficit          Total
                                      -------------   -------------   -------------   -------------   -------------

Balance, April 25, 2000                         -     $         -     $         -     $         -     $         -

Issuance of common stock,
  May 28, 2000                          5,100,000           5,100               -               -           5,100

Issuance of common stock,
  July 5, 2000                            560,000             560           5,040               -           5,600

Issuance of common stock,
  July 10, 2000                           710,000             710           6,390               -           7,100

Issuance of common stock,
  August 14, 2000                         570,000             570           5,130               -           5,700

Issuance of common stock,
  October 11, 2000                        210,000             210           1,890               -           2,100

Issuance of common stock,
  November 15, 2000                       830,000             830           7,470               -           8,300

Issuance of common stock,
  November 18, 2000                       120,000             120           1,080               -           1,200

Expenses paid by officers                       -               -           3,250               -           3,250

Net loss/Comprehensive loss                     -               -               -         (39,620)        (39,620)
                                      -------------   -------------   -------------   -------------   -------------

Balance, December 31, 2001              8,100,000     $     8,100     $    30,250     $   (39,620)    $    (1,270)
                                      =============   =============   =============   =============   =============












                 See accompanying notes to financial statements

                                 PLUSHZONE, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS





                                                                   YEAR ENDED DECEMBER 31,           APRIL 25, 2000
                                                                   -----------------------            (INCEPTION) -
                                                                  2001                2000          DECEMBER 31, 2001
                                                                  ----                ----          -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                $      (15,665)     $      (23,955)     $      (39,620)
    Adjustments to reconcile net loss to net cash used
      in operating activities
       Cost of services paid with common stock                           -               5,100               5,100
       Expenses paid by officer                                      3,250                   -               3,250
       Bad debt expense                                                  -               8,050               8,050
       Changes in operating assets and liabilities
          (Increase) decrease in prepaid expense                     2,345              (2,345)                  -
          Increase in other receivables                                  -              (8,050)             (8,050)
          Increase (decrease) in accounts payable
             and accrued expenses                                   (3,000)              5,000               2,000
                                                            ----------------    ----------------    -----------------

              Net cash used in operating activities                (13,070)            (16,200)            (29,270)

CASH FLOWS FROM INVESTING ACTIVITIES                                     -                   -                   -
                                                            ----------------    ----------------    -----------------

              Net cash provided by investing activities                  -                   -                   -

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                               -              30,000              30,000
                                                            ----------------    ----------------    -----------------

              Net cash provided by financing activities                  -              30,000              30,000
                                                            ----------------    ----------------    -----------------

NET INCREASE (DECREASE) IN CASH                                    (13,070)             13,800                 730

CASH, beginning of period                                           13,800                   -                   -
                                                            ----------------    ----------------    -----------------

CASH, end of period                                         $          730      $       13,800      $          730
                                                            ================    ================    =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                       $            -      $            -      $            -
                                                            ================    ================    =================
    Interest paid                                           $            -      $            -      $            -
                                                            ================    ================    =================







                 See accompanying notes to financial statements

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------------------

     Business Description - Plushzone,  Inc. (the "Company") was incorporated in
     --------------------
the state of Delaware on April 25, 2000 under the name "I-playsports.com". The name became Plushzone, Inc. in March 2001. The Company promotes, markets, and sells a wide range of Plush ("stuffed") toys and related products via the Internet. The Company is headquartered in East Farmingdale, New York.

     Cash and Cash Equivalents - For purposes of the balance sheet and statement
     -------------------------
of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Inventories  -  Inventories,  when  established,  will  consist of products
     -----------
available for sale and will be stated at the lower of cost or market; cost is to be determined on the first-in, first-out method.

     Depreciation  and  Amortization - Depreciation and amortization is computed
     -------------------------------
on the straight-line method over the estimated useful lives of the assets acquired.

     Fair Value of Financial  Instruments - The carrying  value of cash on hand,
     ------------------------------------
other receivables, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

     Recognition of Sales and Costs of Goods Sold - Once revenues are generated,
     --------------------------------------------
the Company will record revenues as follows: (1) upon shipment; (2) title passes to its customers upon shipment; and, (3) collectibility is reasonably assured. The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of the purchase price of products sold including inbound and outbound shipping charges.

     Income Taxes - The Company  recognizes  deferred tax assets and liabilities
     ------------
based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

     Net Loss per Common  Share - The  Company has  adopted  the  provisions  of
     --------------------------
Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the year. As all potential common shares are anti-dilutive, the effects of options, warrants and convertible securities are not included in the calculation of diluted loss per share.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
--------------------------------------------------------------------------

     Accounting   Estimates  -  The  preparation  of  financial   statements  in
     ----------------------
conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting  Pronouncements  - In March 2000,  the Emerging  Issues Task
     ------------------------------
Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus on during 2000. Such capitalized costs, if any, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

     In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.

     Reclassifications  - Certain prior year amounts have been  reclassified  in
     -----------------
order to confirm to the current year presentation.


NOTE 2 - CONTINGENCIES
----------------------

     As shown in the accompanying financial statements, the Company has incurred a net operating loss of $39,620 since inception through the year ended December 31, 2001.

     The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.

     On February 26, 2001, the Company entered into a Licensing agreement to occupy office space within the state of New York. Under the terms of the agreement, monthly occupancy costs are $250 and it is noncancellable for a period of one year. The agreement is secured personally by the Company's President and is also subject to typical default provisions including late fees and interest charges (at 1.25% per month) for late payment.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



NOTE 3 - BAD DEBT EXPENSE
-------------------------

     Bad debt expense consisted of amounts advanced to a former director and officer of the Company. The director and officer is no longer associated with the Company. At December 31, 2000, the Company considered these amounts to be uncollectible and accordingly, has written off the amounts during the period ended December 31, 2000.


NOTE 4 - ACCRUED EXPENSES
-------------------------

     Accrued Wages and  Compensated  Absences - The Company  currently  does not
     ----------------------------------------
have any employees. The majority of development costs and services have been provided to the Company by outside, third party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2001.


NOTE 5 - COMMON STOCK
---------------------

     On December 31, 2000, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on June 5, 2000, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

     During the period April 25, 2000 (inception) through December 31, 2001, the Company also issued 5,100,000 shares of its common stock to its current officers for services rendered and valued at $5,100.


NOTE 6 - INCOME TAXES
---------------------

     At December 31, 2001, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $39,620, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

     In addition, the Company has deferred tax assets of approximately $6,000 at December 31, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($6,000) has been provided for the deferred tax assets.

                                 PLUSHZONE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



NOTE 7 - RELATED PARTY TRANSACTIONS
-----------------------------------

     During the period April 25, 2000 (inception) through December 31, 2001, the Company advanced funds to a former officer and director of the Company in the net amount of $8,050 as previously discussed in Note 3.

     In addition for the same period, the Company issued 5,100,000 shares of its common stock to it current officers for services as detailed in Note 5.

Changes in and  Disagreements  with  Accountants  on  Accounting  and  Financial
--------------------------------------------------------------------------------
Disclosure
----------


On or about February 27, 2001, our Board of Directors appointed Quintanilla Accountancy Corporation to audit our financials statements for the two years in the period ended December 31, 2001 and from the period April 25, 2000 (and date of formation) through December 31, 2001.


There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.


                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.


                                     EXPERTS


Our financial statements for the two years in the period ended December 31, 2001 and from the period April 25, 2000 (and date of formation) through December 31, 2001 appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation, as experts in accounting and auditing. We have also included financial statements for the fiscal quarter ending June 30, 2002.



                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.



                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification   Agreements.   We   anticipate   that   we  will   enter   into
----------------------------
indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

(boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (end boldface)

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

     =========================================================================
     Registration Fees                     Approximately            $534.60

     Transfer Agent Fees                   Approximately            $200.00

     Costs of Printing and Engraving       Approximately              $0.00

     Legal Fees                            Approximately         $10,000.00

     Accounting Fees                       Approximately          $6,000.00
     =========================================================================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Between in or around August 2000, and November 2000, we issued 3,000,000 shares of our common stock for $.01 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were $29,400.00.


During the period April 25, 2000 (inception) through June 30, 2002, we issued 5,100,000 shares of our common stock pursuant to Section 4(2) of the Securities Act of 1933 to our current officers for services rendered which we valued at $5,100.00.



Exhibits
--------

     Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------


3.1            Certificate of Incorporation * (Charter Document)

3.2            Amendment to Certificate of Incorporation *

3.3            Bylaws *

5.             Opinion Re: Legality *

23.1           Consent of Auditors

23.2           Consent of Counsel *


* Exhibits  which were filed with the  original  Registration  Statement on Form
SB-2

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment No. 4 to Registration Statement on Form SB-2 to be signed on our behalf by the undersigned, in the city of Patchogue, New York, on August 30, 2002.



                                          PlushZone, Inc.,
                                          a Delaware corporation


                                          By:      /s/ James P. Butler
                                                   -------------------
                                                   James P. Butler
                                          Its:     President, Chief Executive
                                                   Officer and Director



In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form SB-2 was signed on August 30, 2002, by the following persons in the capacities and on the dates stated:




/s/ James P. Butler
-------------------
James P. Butler
President, Chief Executive Officer and Director



/s/ Stacey L. Butler
--------------------
Stacey L. Butler
Secretary, Chief Financial Officer and Director